The following additional attachments are attached to this Disclosure
Statement:

         Attachment                              Description

         No. 1                                   Subscription Agreement
SUBSCRIPTION AGREEMENT
Scientific Technologies, Inc.
(Company has since changed its name to Northstar Electronics, Inc.)
See Exhibits
SUBSCRIPTION AGREEMENT made as of this 25 day of June, 1999 between Scientific Technologies, Inc., a Delaware corporation with an office at 1455-409 Granville Street, Vancouver, British Columbia V6C 1T2
("the Company") and the undersigned ("the Subscriber").
WHEREAS:
A. The company desires to issue a maximum of 1,000,000 shares of common stock of the Company at a price of $1.00 US per share ("the Offering") pursuant to Regulation
S of the United States Securities Act of 1933 ("the Act").
B. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page here of ("the Shares") on the terms and subject to the conditions of this
Subscription Agreement.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
1. SUBSCRIPTION FOR SHARES
1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $1.00US per share. Upon execution, the subscription by the Subscriber will be irrevocable.
1.2 The purchase price is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement.
1.3. Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.
1.4 Any acceptance by the Company by the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscribers resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the subscriber.
The Company will not grant any registration or other qualification rights to any Subscriber, other than the agreement of the Company to register the shares with the United States Securities and Exchange Commission ("the SEC") as set forth in Section 2 of this Agreement.

2. REGISTRATION STATEMENT
2.1 The company agrees that within a reasonable time of execution of this Agreement by the Company that the Company will prepare and file a registration statement with the SEC pursuant to the Act on a Form SB-1, or other appropriate registration statement, as required to qualify the resale of shares in the United States (the 'Registration Statement.') The Company will use its best efforts to ensure effectiveness of the Registration Statement within a reasonable period of time following filing of the Registration Statement.

3. REGULATION S AGREEMENTS OF THE SUBSCRIBER
3.1 The Subscriber agrees only to resell the shares only in accordance with the provisions of Regulation S of the act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.
3.2 The Subscriber agrees not to engage in heading transactions with regards to the shares unless in compliance with the Act.
3.3 The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933(THE"ACT"), AND HAVE
BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED
UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE
OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE
WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE
REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE
SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."
3.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.
4. REPRESENTATIONS AND WARRANTIES BY THE SUBSCRIBER
4.1 The Subscriber represents and warrants the Company and acknowledges that the company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber.
(A) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. person. A U.S. Person is defined by Regulation S of the Act to be any person who is:
(i) any natural person resident in the United States;
(ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a U.S. person;
(iv) any trust of which any trustee is a U.S. person;
(v) any agency or branch of a foreign entity located in the United States;
(vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
(vii) any partnership or corporation if:
1. Organized or incorporated under the laws of any foreign jurisdiction; and
2. Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors {as defined in Section 230.501(a) of the Act} who are not natural persons, estates or trusts.
(B) The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require sub- stantial funds in addition to the proceeds of this private placement;
(C) an investment in the Company is highly speculative and only investors who can afford the loss of their investment should consider investing in the Company and the Shares;
(D) the Subscriber has been delivered the Company's disclosure statement and its unaudited financial statements for the period ending December 31, 1998 and has had full opportunity to review the disclosure document and financial statements with the Subscriber's legal and financial advisors prior to execution of this Subscription Agreement;
(E) the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non-registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.
(F) the Subscriber acknowledges that a limited market for the Shares presently exists and accordingly the Subscriber may not be able to liquidate its investment.
(G) the Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the SEC and the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the Act.
(H) the Subscriber is acquiring the Shares as principal for the Subscribers own benefit;
(I) the Subscriber is not aware of any advertisement of the Shares;
(J) Subscriber is acquiring the Shares subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view towards the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;
(K) Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the shares sold hereby;
(L) Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;
(M) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;
(N) The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii)any foreign exchange restrictions applicable to such purchase, (iii)any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption sale, or transfer of the Shares.

5. REPRESENTATIONS BY THE COMPANY
5.1 The Company represents and warrants to the Subscriber that:
(A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.
(B) Upon issue, the Shares will be duly and validly issued, fully-paid and non-assessable common shares in the Capital of the Company.

6. TERMS OF SUBSCRIPTION
6.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event subscription is not accepted, the subscription funds, will constitute a non-interest bearing demand loan of the Subscriber to the Company.
6.2 The Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.